UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2015

Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902 Corporate Place Chanhassen, Minnesota	55317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 947-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 14, 2015, Life Time Fitness, Inc. issued a press release announcing that it has received early termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to its proposed acquisition by affiliates of Leonard Green & Partners, L.P. and TPG Capital, L.P. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

Important Additional Information

In connection with the proposed merger, Life Time intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Life Time will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed merger. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT LIFE TIME WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when available), and any and all documents filed by Life Time with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Life Time via Life Time’s Investor Relations section of its website at www.lifetimefitness.com or by contacting Investor Relations by directing a request to Life Time Fitness, Inc., Attention: Investor Relations, 2902 Corporate Place, Chanhassen, MN 55317, or by calling (952) 229-7427.

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Life Time, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of Life Time in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Life Time’s shareholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in Life Time’s proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 24, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015. These documents (when available) may be obtained for free at the SEC’s website at www.sec.gov, and via Life Time’s Investor Relations section of its website at www.lifetimefitness.com.

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) Life Time may be unable to obtain shareholder approval as required for the merger; (2) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of Life Time may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) Life Time may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in Life Time’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of Life Time’s filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Life Time undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated April 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.

Date: April 14, 2015	By:	/s/ James Spolar
James Spolar
Vice President, Senior Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Manner of Filing

99.1	Press Release, dated April 14, 2015.	Electronically

5